Exhibit 99.1

Contacts
Robert E. James, Jr.	J. Scott Ensor
Chief Executive Officer	Chief Risk Officer
(704) 688-4520	(704) 688-1101

FOR IMMEDIATE RELEASE
July 12, 2007
First Charter Concludes Lot Loan Portfolio Review
and Records Additional Provision
Charlotte, North Carolina — On June 14, 2007, First Charter Corporation (NASDAQ: FCTR) disclosed certain matters regarding its lending arrangements related to the Penland development project in Spruce Pine, North Carolina. Several financial institutions, including First Charter Bank, the banking subsidiary of First Charter Corporation, made loans in connection with this residential development. The project and the developers are currently under an investigation by the North Carolina Attorney General. First Charter Corporation today reported that its previously announced internal lot loan portfolio review has been concluded and the Corporation recorded an additional $7.8 million provision for loan losses (approximately $0.134 per diluted share after-tax) related to the Penland development.
In connection with its review of the Penland loans, First Charter’s management performed additional individual credit assessments on each of the borrowers and the underlying collateral value of these loans. While these loans are secured by real estate, First Charter does not believe that the collateral values determined at the time the loans were made, which were based on fully developed lots, are realistic in light of their partially developed condition and the cessation of further work on this project. At this time, it is not certain if and on what terms this project will be completed.
Based on its assessment of probable incurred losses associated with this segregated Penland loan portfolio, First Charter believes the additional $7.8 million provision for loan losses is warranted at this time. Although no charge-offs were taken in the second quarter, charge-offs will be taken in future quarters if, and when, borrowers default on their obligations. As of June 30, 2007, First Charter had 70 loans with an aggregate outstanding balance of $14.1 million to individual lot purchasers related to Penland, yet no loans in the segregated portfolio had reached a 90-day past-due status. Based upon management’s consideration of the individual borrowers, $5.4 million of these loans were placed on nonaccrual status at quarter-end. Generally, it is expected that additional individual loans in this portfolio will be moved to nonaccrual status upon borrower bankruptcy filing, foreclosure initiation, a 90-plus day past-due status, and / or a determination that full repayment of principal and interest is not expected.

“We have completed a thorough review of these borrower relationships and re-examined our internal controls, underwriting processes, and risk management practices,” stated Robert E. James, President and Chief Executive Officer. “As a result, we have further strengthened our lending and risk-monitoring processes to reduce any future risk of similar fraud-related losses.” James further commented, “As part of our review, First Charter re-examined its entire lot loan portfolio to clarify developer and subdivision concentrations and to identify any additional exposure related to the Penland developers. We believe the Penland loans represent an isolated fraudulent credit event and do not reflect upon the underlying credit quality of the remainder of our lot loan portfolio, including loans related to another real estate development in which the Penland developers have been involved.”
J. Scott Ensor, Chief Risk Officer, added, “Although we have established a reserve for expected probable losses in this portfolio and will likely charge off a portion of these loans against the reserve in future months, we intend to vigorously pursue collection of these debts from the borrowers.”
In considering the foregoing additional provision for loan losses, First Charter expects its total provision for loan losses for the second quarter to be approximately $9.1 million, and it expects to report earnings of $0.25 to $0.26 per diluted share for the second quarter. Second quarter earnings are expected to be released the week of July 23, 2007.
James concluded, “We have emphasized a strong credit culture and solid credit quality as hallmarks of First Charter. Absent the addition of Penland loans to nonaccrual status at the end of the second quarter, the Corporation’s credit quality ratios are expected to remain in line with those reported in the first quarter. We will work through this credit situation, and we look forward to putting it behind us, so that we can focus on continuing to deliver exceptional quality service to our valued customers, growing our franchise, and creating shareholder value.”
Conference Call
First Charter Corporation’s executive management will host a conference call at 9:00 a.m. (ET) on Friday, July 13, 2007, to discuss the contents of this news release. Interested parties may access the conference call by dialing 800-379-3953, using the passcode of 7205413. Participants are encouraged to call in 15 minutes prior to the call in order to register for the event. The conference call will also be accessible via the Corporation’s Web site, www.firstcharter.com, under the Investor Relations section.
Questions for discussion at the conference call may be submitted any time prior to the call by sending an email to investorrelations@firstcharter.com.
A replay of the conference call will be available from 11:00 a.m. (ET) on July 13, 2007, until midnight (ET) on July 20, 2007. The replay will be accessible by calling 800-642-1687, using the passcode of 7205413. An audio replay will also be available on the Corporation’s Web site under the Investor Relations section for 30 days.
Forward-Looking Statements
This news release contains forward-looking statements with respect to the financial condition and results of operations of First Charter Corporation. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward- looking statements, and which may be beyond the Corporation’s control, include, among others, the following possibilities: (1) projected results in connection with management’s implementation of, or changes in, the Corporation’s business plan and strategic initiatives are lower than expected; (2) competitive pressure among financial services companies increases significantly; (3) costs or difficulties related to the integration of acquisitions, including deposit attrition, customer retention and revenue loss, or expenses in general are greater than expected; (4) general economic conditions, in the markets in which the Corporation does business, are less favorable than expected; (5) risks inherent in making loans, including repayment risks and risks associated with collateral values, are greater than expected, including risks related to the Penland loans; (6) changes in the interest rate environment, or interest rate policies of the Board of Governors of the Federal Reserve System, may reduce interest margins and affect funding sources; (7) changes in market rates and prices may adversely affect the value of financial products; (8) legislation or regulatory requirements or changes thereto, including changes in accounting standards, may adversely affect the businesses in which the Corporation is engaged; (9) regulatory compliance cost increases are greater than expected; (10) the passage of future tax legislation, or any negative regulatory, administrative or judicial position, may adversely impact the Corporation; (11) the Corporation’s competitors may have greater financial resources and may develop products that enable them to compete more successfully in the markets in which it operates; (12) changes in the securities markets, including changes in interest rates, may adversely affect the Corporation’s ability to raise capital from time to time; (13) the material weaknesses in the Corporation’s internal control over financial reporting result in subsequent adjustments to management’s projected results; and (14) implementation of management’s plans to remediate the material weaknesses takes longer than expected and causes the Corporation to incur costs that are greater than expected. First Charter undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.
Corporate Profile
First Charter Corporation (NASDAQ: FCTR), headquartered in Charlotte, North Carolina, is a regional financial services company with assets of $4.9 billion and is the holding company for First Charter Bank. First Charter operates 58 full-service financial centers, four insurance offices, and 138 ATMs in North Carolina and Georgia, and also operates loan origination offices in Asheville, North Carolina and Reston, Virginia. First Charter provides businesses and individuals with a broad range of financial services, including banking, financial planning, wealth management, investments, insurance, and mortgages.
For more information about First Charter, visit the Corporation’s Web site at www.firstcharter.com or call 800-601-8471.